Exhibit (e)(1)(c)

Addendum to Distribution Agreement

Dated November 1, 2011

Between

ALPS Distributors, Inc.

and

Forward Funds

THIS ADDENDUM is made as of January 30, 2012, by and between ALPS Distributors, Inc. (“ALPS”), and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into a Distribution Agreement (the “Agreement”) dated November 1, 2011;

WHEREAS, the Board of Trustees of the Fund approved on September 7, 2011, the Forward Managed Futures Strategy Fund, a new series of the Fund, effective January 30, 2012;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Schedule A - List of Portfolios.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule A – List of Portfolios. Schedule A is replaced in its entirety with the attached Schedule A.

2.	Remainder of the Agreement. All services under the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Addendum has been executed by a duly authorized representative of each of the parties hereto as of the date of the Addendum first set forth above.

ALPS Distributors, Inc.		Forward Funds

By:		By:
Name:	Thomas A. Carter	Name:	Robert S. Naka
Title:	President	Title:	Vice President Funds

Schedule A

To the Distribution Agreement

List of Portfolios

Dated as of January 30, 2012

Forward Aggressive Growth Allocation Fund	Forward International Real Estate Fund

Forward Balanced Allocation Fund	Forward International Small Companies Fund

Forward Banking and Finance Fund	Forward Investment Grade Fixed-Income Fund

Forward Commodity Long/Short Strategy Fund	Forward Large Cap Dividend Fund

Forward CorePlus Fund	Forward Managed Futures Strategy Fund

Forward Credit Analysis Long/Short Fund	Forward Real Estate Fund

Forward EM Corporate Debt Fund	Forward Real Estate Long/Short Fund

Forward Emerging Markets Fund	Forward Select EM Dividend Fund

Forward Endurance Long/Short Fund	Forward Select Income Fund

Forward Extended MarketPlus Fund	Forward Small Cap Equity Fund

Forward Focus Fund	Forward Strategic Alternatives Fund

Forward Frontier Strategy Fund	Forward Tactical Enhanced Fund

Forward Global Credit Long/Short Fund	Forward Tactical Growth Fund

Forward Global Infrastructure Fund	Forward U.S. Government Money Fund

Forward Growth & Income Allocation Fund

Forward Growth Allocation Fund

Forward Growth Fund

Forward High Yield Bond Fund

Forward Income & Growth Allocation Fund

Forward Income Allocation Fund

Forward International Dividend Fund

Forward International Equity Fund